UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2018

JACKSAM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 033-33263-NY

NEVADA	16-0383696
(State or other jurisdiction of incorporation or organization	(IRS Employer Identification Number)

30191 Avenida de Las Banderas Ste B Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip code)

(800) 605-3580

Registrant’s telephone number including area code

China Grand Resorts Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The purpose of this Amendment No. 1 to the Form 8K as filed with the Securities and Exchange Commission on September 17, 2018 is to correct the written description of the total principal amount of 2017 Debentures, and the corresponding number of shares of our common stock issuable upon conversion of the 2017 Debentures, that we assumed in connection with the Agreement and Plan of Merger dated September 14, 2018, by and among Jacksam Corporation, Jacksam Acquisition Corp. and China Grand Resorts, Inc. (the “Merger”).

We erroneously overstated the total principal amount of the 2017 Debentures assumed by $25,000, and as a consequence, the shares potentially issueable on conversion of the 2017 Debentures were also overstated by 125,000 shares. The correct principal amount of 2017 Debentures assumed was $1,718,500 and the correct number of shares potentially issuable upon conversion of the 2017 Debentures was 8,592,500.

Also as a consequence of overstating the number of shares potentially issuable upon conversion of the 2017 Debentures by 125,000 shares, we inadvertently overstated by 125,000 shares the total number of shares potentially issuable by us upon conversion of all convertible securities assumed in the Merger. Following the Merger and the related share issuances and cancellations, we have a total of 48,272,311 shares of our common stock issued and outstanding, rights to acquire an additional 15,259,167 shares of our common stock outstanding, for a total potential share count, were all of the convertible securities to be converted into our common stock, of 63,531,478 shares.

As a second error, we also erroneously reported that our CFO, Michael Sakala, and our director, Theodore Winston, were not the beneficial owners of any of our shares of common stock. The correct disclosure is that each of Mr. Sakala and Mr. Winston owns a 2017 Debenture in the face amount of $50,000 which, if converted, would convert into 250,000 shares of our common stock.

The corrected numbers in the narrative of the initial 8K filing are as follows:

Item 2.01 paragraph 4 under the heading “Merger Agreement,” page 6, is corrected to read:

At the Closing Date, each of the 149,870 shares of Jacksam’s Common Stock issued and outstanding immediately prior to the closing of the Merger was converted into shares of our Common Stock at a ratio of 1:300.26023 (the “Conversion Ratio”) for a total of 45,000,000 shares of our Common Stock. Additionally, (i) the rights to purchase common stock of Jacksam as contained in those certain Convertible Debentures of Jacksam (the “2017 Debentures”) originally issued between November 2017 and January 2018 in total principal amount of $1,718,500 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.20 per share, or 8,592,500 shares in total; (ii) the rights to purchase common stock of Jacksam as contained in those certain Convertible Notes of Jacksam (the “2018 Notes”) originally issued in 2018 in total principal amount of $1,500,000 and issued and outstanding immediately prior to the closing of the Merger were converted into a corresponding right to purchase shares of our Common Stock at a conversion price of $0.90 per share, or 1,666,667 shares in total; and (iii) the warrant held by Altar Rock Capital (the “Altar Rock Warrant”) to purchase 16,652 shares of common stock of Jacksam was converted into the right to purchase 5,000,000 shares of our Common Stock at an exercise price of $0.001 per share. As a result, an aggregate of 60,259,167 shares of our Common Stock, including rights pursuant to the 2017 Debentures, the 2018 Notes, and the Altar Rock Warrant to acquire our Common Stock, were issued to the holders of Jacksam’s capital stock and convertible securities; provided, however, that the number of shares of our Common Stock issuable to any holder of a 2017 Debenture and to the holder of the Altar Rock Warrant may not, in any instance, exceed 4.99% of our then issued and outstanding Common Stock. Finally, 30 million shares of our Common Stock, purchased by Jacksam from Bryan Glass on September 14, 2018 for total consideration of $340,000, our former controlling shareholder, officer and director, were returned to treasury by Jacksam and cancelled.

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Item 2.01 paragraph 5 under the heading “Merger Agreement,” page 7, is corrected to read:

The pre-Merger stockholders of the Company, other than our former sole officer and director, retained an aggregate of 3,272,311 shares of Common Stock. We issued a total of 45,000,000 shares of our Common Stock to the former shareholders of Jacksam and cancelled 30,000,000 shares, for a net increase in our issued and outstanding Common Stock of 15,000,000. After giving effect to the Merger and the related transactions, we have 48,272,311 shares of Common Stock issued and outstanding, and rights to acquire an additional 15,259,167 shares of our Common Stock.

Item 2.01 paragraph 1 under the heading “Pro Forma Ownership,” page 9, is corrected to read:

Immediately after giving effect to (i) the Merger, and (ii) the cancellation of the shares of our Common Stock held by Jacksam, there were 48,272,311 shares of our Common Stock issued and outstanding as of the Closing Date plus rights to acquire an additional 15,259,167 shares of common stock, as follows:

Item 2.01, bullet point 3 under paragraph 1 under the heading “Pro Forma Ownership,” page 9is corrected to read:

•	holders of the Jacksam 2017 Debentures would hold, upon conversion, 8,592,500 shares of our Common Stock – provided, however, that no holder of a 2017 Debenture may convert if and to the extent such a conversion would cause that holder to be the beneficial owner of greater than 4.99% of our issued and outstanding Common Stock;

Item 3.02 paragraph 1 under the heading “Shares Issued in Connection with the Merger,” page 46, is corrected to read:

On September 14, 2018, pursuant to the terms of the Merger Agreement, all of the shares of common stock of Jacksam were exchanged for 45,000,000 shares of our Common Stock and rights to purchase, by conversion of the 2017 Debentures, the 2018 Notes, and by exercise of the Altar Rock Warrant up to 15,259,167 additional shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Exhibit 2.1, Agreement and Plan of Merger, section 3.1(d), page 8, is corrected to read:

Company Convertible Debentures (2017). The convertible promissory notes issued by the Company between October and December 2017, in the combined principal amount of One Million Seven Hundred Eighteen Thousand Five Hundred and 00/100 Dollars ($1,718,500) (the “2017 Debentures”) issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive, upon conversion in accordance with their terms, up to a cumulative 8,592,500 shares of Parent common Stock at a conversion price of $0.20 per share of Parent Common Stock.

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Item 2.01, table labeled Security Ownership of Certain Beneficial Owners and Management, page 34, is corrected to read:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
5% and Greater Stockholders
Jeff Brady 8304 Talbot Lane Austin, TX 78746	4,277,807		8.9%
Singlepoint Inc. 2999 North 44th St Phoenix, AZ 85018	4,175,419		8.6%

Named Executive Officers and Directors
Daniel Davis, Founder and Director	25,870,421		53.6%
Mark Adams, CEO and Director	7,656,636		15.9%
Michael Sakala, CFO	250,000	(1)	.5%
Theodore Winston, Director	250,000	(2)	.5%
Scott Wessler, Director	506,539		1.0%
All current directors and executive officers as a group (5 persons)	34,533,596		70.8%

___________

(1)	Assumes full conversion of the $50,000 in a 2017 Debenture held by Mr. Sakala.
(2)	Assumes full conversion of the $50,000 in a 2017 Debenture held by Mr. Winston.

Item 2.01, paragraph 2 under the heading “Shares Eligible for Future Sale,” page 42, is corrected to read:

Upon the completion of the Merger, we had 48,272,311 shares of Common Stock outstanding, of which our directors and executive officers beneficially own an aggregate of 34,533,596 shares. Of those outstanding shares, 70,278 shares of our Common Stock are freely tradeable, without restriction, other than lock-up agreements as described below, as of the date of this Report. No shares issued in connection with the Merger and the Offering can be publicly sold under Rule 144 promulgated under the Securities Act until 12 months after the date of filing this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger (incorporated by reference to Form 8-K filed on September 17, 2018)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSAM CORPORATION

Dated: November 14, 2018	By:	/s/ Mark Adams
	Name:	Mark Adams
	Title:	Chief Executive Officer

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